UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2023

DRIVEITAWAY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3401 Market Street, Suite 200/201
Philadelphia, PA 19104

(Address of principal executive office) (Zip Code)

(856) 577-2763

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2023, DriveitAway Holdings, Inc. (the “Company”) closed on a transaction with four (4) investors pursuant to respective Subscription Agreements for an aggregate amount of $62,500. Each investor was issued a Promissory Note, dated March 1, 2023 (the “Note”), for their respective investment amounts at an interest rate of 15%. The principal and interest on the Note shall be payable as follows:

(a)	the principal balance shall be due and payable on June 30, 2023 (the “Maturity Date”); and

(b)	All interest shall accrue and be due and payable upon the Maturity Date

The net proceeds to the Company of $62,500 will be used for working capital and other general corporate purposes.

Pursuant to the terms of the Note, a failure to timely make any payment due on the Note or any other default of this Note shall constitute an event of default (an “Event of Default”). From and after an Event of Default has occurred under this Note, the interest rate of the Note shall be increased by five hundred (500) basis points. Such increased interest rate shall take effect upon the occurrence of any such Event of Default: (i) without notice to the Company if such default is on account of a monetary payment obligation under this Note or any other agreement by and between the Company and the Holder dated of even date herewith; or (ii) upon notice and the expiration of a ten (10) day cure period if the default is on account of any obligation other than a monetary payment obligation. The Company shall be responsible for curing such default(s) before all respective grace periods expire and for providing unambiguous written proof to Holder that such default(s) is cured, or such default(s) shall conclusively be deemed not cured.

In addition, each investor was issued a Common Stock Purchase Warrant (the “Warrant”) by the Company in an amount equal to two times the amount of their respective investments, for an aggregate amount of 125,000 warrants, at an exercise price of $0.05 per share, exercisable within five (5) years from the date of issuance. Pursuant to the terms of the Warrant, the warrants include various covenants of the Company for the benefit of the warrant holder, and also include a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the warrants. In addition, the shares issuable upon the exercise of the warrant shall be included in the next succeeding registration statement filed by the Company with the Securities and Exchange Commission.

The Note and Warrant were issued, and any shares to be issued pursuant to any conversion of the Note or the exercise of the warrants shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Note, Warrant, and Subscription Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the respective agreements, which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Promissory Note
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRIVEITAWAY HOLDINGS, INC.

Dated: March 7, 2023	By:	/s/ John Possumato
	Name:	John Possumato
	Title:	Chief Executive Officer